Exhibit 99.2
ITEM 6. SELECTED FINANCIAL DATA
     The selected historical financial data presented below are derived from our consolidated financial statements. The selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this report.
     As discussed in Note 2 to our consolidated financial statements, our consolidated financial statements for 2008 have been adjusted for the retrospective application of Financial Accounting Standards Board Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, (FSP APB 14-1), which has been applied to the Convertible Notes issued May 2008.

	Years Ended December 31,
	2008	2007	2006(1)(2)	2005	2004
	As Adjusted
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Net sales	$680,981	$669,458	$369,316	$240,209	$240,650
Cost of goods sold	543,993	539,289	276,168	186,453	172,103

Gross profit	136,988	130,169	93,148	53,756	68,547

Operating expenses:
Selling and marketing	30,436	29,835	16,473	11,977	12,032
General and administrative	33,003	32,628	19,656	14,135	13,223
Amortization of definite-lived intangibles	3,799	4,126	1,786	1,202	1,202
Impairment of goodwill and long-lived assets(3)	123,322	—	—	—	—
Metal reclamation	(3,700)	—	—	—	—
Restructuring charges(4)	—	—	199	—	855

Total operating expenses	186,860	66,589	38,114	27,314	27,312

Operating (loss) income	(49,872)	63,580	55,034	26,442	41,235
Other income (expense):
Interest expense	(11,065)	(13,828)	(3,394)	(251)	(515)
Interest income	1,370	1,379	4,419	2,126	664
Other, net	(1,804)	137	43	—	129

(Loss) income before income taxes	(61,371)	51,268	56,102	28,317	41,513
Income tax benefit (provision)	24,460	(16,585)	(21,063)	2,524	(13,183)

Net (loss) income	$(36,911)	$34,683	$35,039	$30,841	$28,330

Net (loss) income per common share:
Basic	$(0.86)	$0.82	$0.84	$0.75	$0.69
Diluted	$(0.86)	$0.81	$0.83	$0.74	$0.68
Weighted average common shares:
Basic	42,681	42,242	41,740	41,232	40,780
Diluted	42,681	42,568	42,295	41,770	41,868
Other Financial Data:
Depreciation of property, plant and equipment	$21,324	$22,772	$12,178	$9,290	$8,213

(1)	Our results for the year ended December 31, 2006, include 65 days of activity of PCG, which we acquired on October 27, 2006.

(2)	Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123R, Share Based Payment and began recording expense related to our stock options. See Note 2 to our consolidated financial statements included herein.

(3)	We recorded an impairment of goodwill and long-lived assets in 2008 as a result of our annual goodwill impairment test and the write-down of certain long-lived assets associated with specific plant facilities and assets held for sale.

(4)	We recorded restructuring charges in 2004 related to the closure of our Burlington, Washington facility and sale of the building. The charges were to further write down the value of the building and equipment. We recorded a restructuring charge in 2006 for severance for certain sales and administrative employees of the acquired business.

	As of December 31,
	2008	2007	2006	2005	2004
	As Adjusted
	(In thousands)
Consolidated Balance Sheet Data:
Working capital	$280,362	$98,839	$127,405	$111,224	$82,645
Total assets	540,240	498,798	573,698	273,143	235,770
Convertible senior notes	134,914	—	—	—	—
Long-term debt, including current maturities	—	85,000	200,705	—	—
Stockholders’ equity	330,036	328,594	287,315	243,952	211,626

	Year Ended December 31,
	2008	2007	2006	2005	2004
	As Adjusted
	(In thousands)
Supplemental Data:
EBITDA(1)	$(25,065)	$92,110	$73,577	$39,176	$51,560
Cash flows provided by operating activities	75,632	73,984	32,784	31,027	48,810
Cash flows used in investing activities	(21,281)	(1,705)	(234,579)	(13,583)	(9,276)
Cash flows provided by (used in) financing activities	74,793	(113,828)	200,027	626	(5,989)

(1)	“EBITDA” means earnings before interest expense, income taxes, depreciation and amortization. We present EBITDA to enhance the understanding of our operating results. EBITDA is a key measure we use to evaluate our operations. We provide our EBITDA because we believe that investors and securities analysts will find EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States. The following provides a reconciliation of EBITDA to the financial information in our consolidated statement of operations.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	As Adjusted
	(In thousands)
Net (loss) income	$(36,911)	$34,683	$35,039	$30,841	$28,330

Add back items:
Income tax (benefit) provision	(24,460)	16,585	21,063	(2,524)	13,183
Interest expense	11,065	13,828	3,394	251	515
Depreciation of property, plant and equipment	21,324	22,772	12,178	9,290	8,213
Amortization of intangibles	3,917	4,242	1,903	1,318	1,319

Total	11,846	57,427	38,538	8,335	23,230

EBITDA	$(25,065)	$92,110	$73,577	$39,176	$51,560

2